Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Albany Companies Inc. of our report dated March 10, 2003 relating to the consolidated financial statements, which appear in the 2002 Annual Report to Shareholders of First Albany Companies Inc., which is incorporated by reference in First Albany Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated March 10, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
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May 28, 2003
Albany, New York